Exhibit 99.1

EA ANNOUNCES RECORD FIRST QUARTER RESULTS

Driven By NBA STREET Vol. 2, Def Jam VENDETTA, The Sims Superstar

REDWOOD CITY, CA – July 23, 2003 – Electronic Arts (NASDAQ: ERTS) today announced financial results for the fiscal first quarter ended June 30, 2003.

Net revenue for the first quarter was $353 million, up six percent as compared with $332 million for the fiscal quarter ended June 30, 2002. Sales were driven by NBA STREET Vol. 2, Def Jam VENDETTA™ and The Sims™ Superstar Expansion Pack. Both NBA STREET Vol. 2 and The Sims Superstar Expansion Pack went platinum in the quarter – having each sold more than one million units.

Net income for the quarter was $18 million, a 148 percent increase over the same period a year ago. Diluted earnings per share for the quarter increased 141 percent to $0.12 as compared with $0.05 for the prior year. The growth in earnings was driven by increased revenue and a higher gross margin.

Trailing twelve month operating cash flow was $673 million, or $4.55 per share.

Non-GAAP net income in the first quarter, excluding certain items, was up 110 percent to $19 million. Non-GAAP diluted earnings per share were up 104 percent to $0.13. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

“EA further enhanced its line-up of franchise hits this quarter,” said Larry Probst, Chairman and Chief Executive Officer. “NBA STREET Vol. 2 is a runaway hit and we also launched Def Jam VENDETTA, a new property. Year in and year out it is our objective to add significant new intellectual properties to our existing franchise base. We are off to a great start in our new fiscal year.”

“The strength of our first quarter performance positions us well for the remainder of the year,” said Warren Jenson, Chief Financial and Administrative Officer. “Our Fall development is on schedule and looks great. We expect fiscal 2004 to be another record year on both the top and bottom lines.”

Highlights for the Quarter (comparisons are to the quarter ending June 30, 2002)

■	Net revenue: North America – up 15 percent to $199 million; Europe – up 1 percent to $128 million; Asia Pacific – down 5 percent to $14 million; Japan – down 27 percent to $12 million. Net revenue was favorably impacted by changes in foreign currency rates by approximately $21 million.

■	Results in the year-ago quarter included sales of both 2002 FIFA World Cup™ and Medal of Honor Frontline™ – together representing sales in excess of four million units.

■	Gross margin was 57.6 percent versus 57.1 percent.

■	Operating income was $22 million – up 247 percent. Operating margin increased four points year-over-year to 6 percent.

■	New programming agreement with AOL. AOL will pay a programming fee for integrated content including access to EA’s Club Pogo™ subscription games, additional web content and extended international and broadband service. AOL will provide their customers with free access to Club Pogo games. The agreement is for two years. All remaining EA carriage fee obligations have been eliminated.

■	EA was the number one publisher on the PC. In the U.S., the Company had four of the top-ten-selling PC games based on dollar sales according to The NPD Group / NPD Techworld.

■	EA was the number one publisher on current generation consoles. In the U.S., the Company had two of the top-six-selling current generation console titles (includes PlayStation®2, Xbox™ and Nintendo GameCube™ consoles) based on dollar sales according to The NPD Group / NPD Funworld® / TRSTS®.
■	EA appointed Gregory B. Maffei to its Board of Directors. Mr. Maffei is Chairman and Chief Executive Officer of 360networks Corporation and a former Senior Vice President and Chief Financial Officer of Microsoft.

Business Outlook

The following forward-looking statements reflect expectations as of July 23, 2003. Results may be materially different and are affected by many factors, such as changes in the overall global economy, actual consumer spending, consumer acceptance of our products, development delays and other risk factors referenced below in this release.

Fiscal Second Quarter Expectations – Ending September 30, 2003

■	Net revenue is expected to be between $470 and $510 million – up 4 to 12 percent year-over-year.

■	Diluted earnings per share are expected to be between $0.35 and $0.42 – up 3 to 24 percent year-over-year.

Fiscal Year Expectations – Ending March 31, 2004

■	Net revenue is expected to be between $2.8 and $2.9 billion – up 13 to 17 percent year-over-year.

■	Diluted earnings per share are expected to be between $3.25 and $3.40 – up 50 to 57 percent year-over-year.

Non-GAAP Financial Measures

Electronic Arts uses non-GAAP measures of operating income, net income and diluted earnings per share. These non-GAAP measures exclude the following items, including the related tax effect, from the Company’s statement of operations:

■	Amortization of intangibles

■	Restructuring and asset impairment charges

■	Other-than-temporary impairment of investments

■	Charges for acquired in-process technology

The Company believes that excluding these items is useful for illustrating and explaining operating results and comparisons to prior periods. Management considers these non-GAAP measures in its decision-making to facilitate more relevant operating comparisons.

A reconciliation of GAAP operating income to non-GAAP operating income; GAAP net income to non-GAAP net income; and GAAP diluted earnings per share to non-GAAP diluted earnings per share are included as part of the supplemental disclosures to this release.

Webcast

Electronic Arts will host a webcast at 2:00 pm PT (5:00 pm ET) on July 23, 2003 at http://investor.ea.com to review the results for the Company’s quarter ending June 30, 2003 and to discuss the Company’s near-term outlook. A replay of the webcast will be posted for two weeks. A copy of this release and supplemental information will be available at http://investor.ea.com.

Some statements set forth in this release, including those under the heading “Business Outlook,” contain forward-looking statements that involve risks and uncertainties. Statements including words such as “anticipate”, “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to business and economic risks and actual events or actual future results could differ materially from those set forth in the forward-looking statements due to such risks and uncertainties. Some of the factors which could cause our results to differ materially include the following: our ability to predict consumer preferences among competing hardware platforms; the seasonality and cyclical nature of the interactive game segment; timely development and release of our products; our ability to secure licenses to valuable entertainment properties; consumer spending trends; retention of key personnel; adoption of new accounting regulations and standards; potential regulation of our products in key territories; developments in the law regarding protection of our products; and other factors described in our Annual Report on Form 10K for the year ended March 31, 2003. If any of these risks or uncertainties materializes, our results could differ materially from our expectations described in these forward-looking statements. We do not intend to update these forward-looking statements, including those made under the “Business Outlook” heading.

Note to Editors: The Sims and Medal of Honor Frontline are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. Medal of Honor is a trademark or registered trademark of Electronic Arts in the U.S. and/or other countries for computer and videogame products. Club Pogo is a trademark of Pogo Corporation. Def Jam and Def Jam VENDETTA are used under license from DJR Holdings, LLC and The Island Def Jam Music Group, a division of UMG Recordings, Inc. NBA and FIFA are trademarks of their respective owners and used with permission. PlayStation is a registered trademark of Sony Computer Entertainment Inc. Xbox is a trademark of Microsoft Corporation in the U.S. and/or other countries and used under license. Nintendo GameCube is a trademark of Nintendo. All other trademarks are the property of their respective owners.

For additional information, please contact:

Karen Sansot	Jeff Brown
Director, Investor Relations	Vice President, Corporate Communications
650-628-5597	650-628-7922

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,
	2003	2002
Net revenue	$353,381	$331,898
Cost of goods sold	149,963	142,454

Gross profit	203,418	189,444

Operating expenses:
Marketing and sales	59,084	65,374
General and administrative	30,760	25,663
Research and development	91,122	89,880
Amortization of intangibles	680	2,245

Total operating expenses	181,646	183,162

Operating income	21,772	6,282

Interest and other income, net	4,849	3,147

Income before provision for income taxes and minority interest	26,621	9,429

Provision for income taxes	8,253	2,923

Income before minority interest	18,368	6,506

Minority interest in consolidated joint venture	—	898

Net income	$18,368	$7,404

Class A common stock:
Net income:
Diluted	$18,368	$7,404
Basic	$18,368	$10,394
Earnings per share:
Diluted	$0.12	$0.05
Basic	$0.13	$0.07

Number of shares used in computation:
Diluted	149,816	145,222
Basic	144,955	138,748
Class B common stock:
Net loss, net of retained interest in EA.com	N/A	(2,990)
Net loss per share:
Diluted	N/A	$(0.49)
Basic	N/A	$(0.49)

Number of shares used in computation:
Diluted	N/A	6,043
Basic	N/A	6,043

Non-GAAP Results (In thousands, except per share data)

The following table shows the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments and charges for acquired in-process technology. In addition, income taxes are calculated on a consolidated effective tax rate of 31%.

	Three Months Ended June 30,
	2003	2002
Net income	$18,368	$7,404

Amortization of intangibles	680	2,245
Income taxes effect on the above items	(211)	(696)

Non-GAAP net income	$18,837	$8,953

Class A common stock:
Non-GAAP diluted earnings per share	$0.13	$0.06
Number of shares used in diluted earnings per share computation	149,816	145,222

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2003	March 31, 2003(a)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$1,622,073	$1,587,618
Marketable equity securities	1,217	1,111
Receivables, less allowances of $128,707 and $164,634, respectively	37,211	82,083
Inventories, net	17,034	25,170
Deferred income taxes	116,874	117,180
Other current assets	122,101	97,975

Total current assets	1,916,510	1,911,137

Property and equipment, net	273,263	262,252
Investment in affiliates	12,460	20,277
Goodwill	88,542	86,031
Other intangibles, net	20,653	21,301
Long-term deferred income taxes	13,815	13,523
Other assets	22,960	45,012

Total Assets	$2,348,203	$2,359,533

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$67,378	$106,329
Accrued and other liabilities	372,380	464,547

Total current liabilities	439,758	570,876

Minority interest in consolidated joint venture	—	3,918

Stockholders’ equity:
Common stock	1,468	1,443
Paid-in capital	951,182	857,870
Retained earnings	942,260	923,892
Accumulated other comprehensive income	13,535	1,534

Total stockholders’ equity	1,908,445	1,784,739

Total Liabilities, Minority Interest and Stockholders’ Equity	$2,348,203	$2,359,533

(a)    Derived from audited financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,
	2003	2002
OPERATING ACTIVITIES
Net income	$18,368	$7,404
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Minority interest in consolidated joint venture	—	(898)
Equity in net income of affiliates	—	(239)
Depreciation and amortization	13,223	24,306
Other-than-temporary impairment of investment in affiliates	—	471
Loss on sale of fixed assets and marketable securities	53	95
Bad debt expense	(717)	1,659
Stock-based compensation	194	1,154
Tax benefit from exercise of stock options	20,143	5,200
Change in assets and liabilities:
Receivables	56,515	70,489
Inventories	8,136	(294)
Other assets	1,625	(34,108)
Accounts payable	(46,063)	(2,237)
Accrued and other liabilities	(105,788)	(66,359)

Net cash provided by (used in) operating activities	(34,311)	6,643

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	38	379
Proceeds from sale of affiliate	8,467	—
Capital expenditures	(12,187)	(8,409)
Investment in affiliates, net	—	(154)
Purchases of short-term investments	(731,176)	(24,000)
Proceeds from maturities and sales of short-term investments	557,746	31,787
Dividend to joint venture and purchase of minority interest	(5,100)	—

Net cash used in investing activities	(182,212)	(397)

FINANCING ACTIVITIES
Proceeds from sale of common stock through employee stock plans and other plans	72,865	19,894
Repayment of Class B notes receivable	135	—

Net cash provided by financing activities	73,000	19,894

Effect of foreign exchange on cash	4,225	9,572

Increase (decrease) in cash and cash equivalents	(139,298)	35,712
Beginning cash and cash equivalents	949,995	552,826

Ending cash and cash equivalents	810,697	588,538
Short-term investments	811,376	238,328

Ending cash, cash equivalents and short-term investments	$1,622,073	$826,866

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in millions, except per share data)

The following tables show the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments, charges for acquired in-process technology and their related income tax effect.

	Q1 FY03	Q2 FY03	Q3 FY03	Q4 FY03	Q1 FY04
QUARTERLY RESULTS

Operating Income
GAAP operating income	$6	$71	$369	$10	$22
Adjustments:
Amortization of intangibles	2	2	3	1	—
Restructuring charges	—	—	8	7	—
Asset impairment charges	—	—	2	64	—

Total adjustments	2	2	13	72	—

Non-GAAP operating income	$8	$73	$382	$82	$22

Non-GAAP operating income margin – % of net revenue	3%	16%	31%	18%	6%

Net Income
GAAP net income	$7	$51	$250	$9	$18
Adjustments:
Amortization of intangibles	2	2	3	1	1
Restructuring charges	—	—	8	7	—
Asset impairment charges	—	—	2	64	—
Other-than-temporary impairment of investment in affiliates	—	—	10	—	—
Income taxes effect on the above items	—	(1)	(8)	(22)	—

Total adjustments	2	1	15	50	1

Non-GAAP net income	$9	$52	$265	$59	$19

Non-GAAP net income margin – % of net revenue	3%	11%	21%	13%	5%

GAAP diluted earnings per share	$0.05	$0.34	$1.69	$0.06	$0.12
Non-GAAP diluted earnings per share	$0.06	$0.35	$1.79	$0.40	$0.13
Number of shares used in diluted earnings per share computation	145	147	148	147	150

TRAILING TWELVE MONTH RESULTS

Operating Income
GAAP operating income	$209	$333	$513	$456	$472
Adjustments:
Amortization of intangibles	20	16	13	8	6
Restructuring charges	7	7	8	15	15
Asset impairment charges	14	14	9	66	66

Total adjustments	41	37	30	89	87

Non-GAAP operating income	$250	$370	$543	$545	$559

Non-GAAP operating income margin – % of net revenue	13%	18%	22%	22%	22%

Net Income
GAAP net income	$153	$237	$355	$317	$328
Adjustments:
Amortization of intangibles	20	16	13	8	7
Restructuring charges	7	7	8	15	15
Asset impairment charges	14	14	9	66	66
Other-than-temporary impairment of investment in affiliates	—	—	10	10	10
Income taxes effect on the above items	(11)	(11)	(13)	(31)	(31)

Total adjustments	30	26	27	68	67

Non-GAAP net income	$183	$263	$382	$385	$395

Non-GAAP net income margin – % of net revenue	10%	13%	15%	16%	16%

GAAP diluted earnings per share	$1.06	$1.64	$2.41	$2.17	$2.21
Non-GAAP diluted earnings per share	$1.26	$1.82	$2.59	$2.63	$2.67
Number of shares used in diluted earnings per share computation	145	145	147	146	148

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q1 FY03	Q2 FY03	Q3 FY03	Q4 FY03	Q1 FY04	YOY % Growth
CONSOLIDATED FINANCIAL DATA
Net revenue	332	453	1,234	463	353	6%
Net revenue—trailing twelve months (“TTM”)	1,875	2,088	2,489	2,482	2,503	34%

Gross profit	189	253	668	299	203	7%
Gross margin—% of net revenue	57%	56%	54%	65%	58%
Gross profit—TTM	1,008	1,138	1,375	1,409	1,423	41%
Gross margin—TTM % of net revenue	54%	55%	55%	57%	57%

Operating income	6	71	369	10	22	247%
Operating income margin—% of net revenue	2%	16%	30%	2%	6%
Operating income—TTM	209	333	513	456	472	125%
Operating income margin—TTM % of net revenue	11%	16%	21%	18%	19%

Net income	7	51	250	9	18	148%
Diluted earnings per share	$0.05	$0.34	$1.69	$0.06	$0.12	141%
Net income—TTM	153	237	355	317	328	113%
Diluted earnings per share—TTM	$1.06	$1.64	$2.41	$2.17	$2.21	108%

Non-GAAP operating income (a)	8	73	382	82	22	163%
Non-GAAP operating income margin—% of net revenue	3%	16%	31%	18%	6%
Non-GAAP operating income—TTM (a)	250	370	543	545	559	122%
Non-GAAP operating income margin—TTM % of net revenue	13%	18%	22%	22%	22%

Non-GAAP net income (a)	9	52	265	59	19	110%
Non-GAAP diluted earnings per share (a)	$0.06	$0.35	$1.79	$0.40	$0.13	104%
Non-GAAP net income—TTM (a)	183	263	382	385	395	116%
Non-GAAP diluted earnings per share—TTM (a)	$1.26	$1.82	$2.59	$2.63	$2.67	112%

CASH FLOW DATA
Operating cash flow	7	78	198	431	(34)	(616%)
Operating cash flow—TTM	324	453	579	714	673	108%

Capital expenditures	8	15	11	25	12	45%
Capital expenditures—TTM	45	45	46	59	63	40%

BALANCE SHEET DATA
Cash, cash equivalents and short term investments	827	921	1,165	1,588	1,622	96%
Marketable equity securities	5	6	1	1	1	(77%)
Receivables, net	118	139	609	82	37	(69%)
Inventories, net	24	37	33	25	17	(29%)

OTHER
Employees	3,501	3,704	3,788	3,938	4,017	15%

(a)    Please see attached Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q1 FY03	Q2 FY03	Q3 FY03	Q4 FY03	Q1 FY04	YOY % Growth
GEOGRAPHIC REVENUE MIX
North America Revenue	174	313	696	253	199	15%
Revenue outside North America	158	140	538	210	154	(2%)

Europe Revenue	126	117	471	165	128	1%
Japan Revenue	17	9	29	25	12	(27%)
Asia Pacific Revenue	15	14	38	20	14	(5%)

Net Revenue	332	453	1,234	463	353	6%

GEOGRAPHIC REVENUE MIX— as a % of Net Revenue
North America Revenue	52%	69%	57%	55%	56%
Revenue outside North America	48%	31%	43%	45%	44%

Europe Revenue	38%	26%	38%	36%	36%
Japan Revenue	5%	2%	2%	5%	4%
Asia Pacific Revenue	5%	3%	3%	4%	4%

Net Revenue	100%	100%	100%	100%	100%

PLATFORM REVENUE MIX
Sony PlayStation 2	135	159	460	158	118	(12%)
PC	76	82	219	122	80	6%
Xbox	20	37	117	45	31	57%
Nintendo GameCube	15	28	111	23	21	41%
Game Boy Advance	2	4	68	5	2	10%
Sony PlayStation	13	24	54	9	6	(57%)
Co-publishing and Distribution	47	96	157	75	72	52%
Subscription Services	9	8	12	17	14	60%
Advertising, Programming, Licensing and Other	15	15	36	9	9	(43%)

Net Revenue	332	453	1,234	463	353	6%

PLATFORM REVENUE MIX— as a % of Net Revenue
Sony PlayStation 2	41%	35%	37%	34%	33%
PC	23%	18%	18%	26%	23%
Xbox	6%	8%	9%	10%	9%
Nintendo GameCube	4%	6%	9%	5%	6%
Game Boy Advance	1%	1%	6%	1%	1%
Sony PlayStation	4%	6%	4%	2%	2%
Co-publishing and Distribution	14%	21%	13%	16%	20%
Subscription Services	2%	2%	1%	4%	4%
Advertising, Programming, Licensing and Other	5%	3%	3%	2%	2%

Net Revenue	100%	100%	100%	100%	100%

Platform Sku Release Mix
Sony PlayStation 2	4	4	9	2	3	(25%)
PC	2	3	9	3	2	0%
Xbox	2	3	8	3	2	0%
Nintendo GameCube	2	4	9	2	3	50%
Game Boy Advance	1	1	4	1	—	(100%)
Sony PlayStation	1	2	3	—	—	(100%)
Online and Other	—	1	2	1	—	N/A

Total Skus	12	18	44	12	10	(17%)

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet for Q1 Fiscal 2004

Q1 Product Releases	Platform

• Def Jam VENDETTA™	PlayStation®2
• NBA STREET Vol. 2	PlayStation 2
• F1 Career Challenge	PlayStation 2
• NBA STREET Vol. 2	Xbox™
• F1 Career Challenge (a)	Xbox
• Def Jam VENDETTA	Nintendo GameCube™
• NBA STREET Vol. 2	Nintendo GameCube
• F1 Career Challenge (a)	Nintendo GameCube
• The Sims™ Superstar Expansion Pack	PC
• F1 Career Challenge	PC

(a)	F1 Career Challenge on the Xbox and Nintendo GameCube platforms were not released in North America in the first quarter of fiscal 2004.

All trademarks are the property of their respective owners.